UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CAPITAL SOLUTIONS I, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

                  Delaware                    13-2648442
                    -------------------------------------
         (State or other jurisdiction of (IRS Employer incorporation or organization) Identification No.)

             6915 RED ROAD, SUITE #222, CORAL GABLES, FLORIDA 33143
            ---------------------------------------------------------
    (Address of Principal Executive Offices, including ZIP Code)

                           2005 Equity Incentive Plan
         ---------------------------------------------------------------
                            (Full title of the plan)

                               CHRISTOPHER ASTROM
             6915 RED ROAD, SUITE #222, CORAL GABLES, FLORIDA 33143
            ---------------------------------------------------------
                     (Name and address of agent for service)

                                  (305)666-6565
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

  Title of each class                             Proposed maximum       Proposed maximum
   securities to be                              offering price per     aggregate offering          Amount of
      Registered               Amount to                share                  price            registration fee
                             be registered
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
$.0000001 par value           50,000,000                $0.08              $4,000,000(1)             $470.80
common stock

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of April 27, 2005, a date within five business days prior to the filing of this registration statement.

                                   PROSPECTUS
                           CAPITAL SOLUTIONS I, INC.
                       50,000,000 Shares of Common Stock

This prospectus relates to the offer and sale by CAPITAL SOLUTIONS I, INC., a Delaware corporation (the "Registrant"), of shares of its $.0001 par value per share common stock to certain employees, officers, directors and consultants (the "Beneficiaries") pursuant to the 2005 Equity Incentive Plan (the "Stock Plan"). Pursuant to the Stock Plan, Registrant is registering hereunder and then issuing, as appropriate, to the Beneficiaries 50,000,000 shares of common stock.

The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of Registrant within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale.

The common stock is traded on the OTC Bulletin Board under the symbol "CSIN.OB" On April 27, 2005, the closing price for the common stock was $0.07 per share.

These Securities Have Not Been Approved or Disapproved By The Securities and Exchange Commission nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

The date of this prospectus is April 28, 2005.

This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by Registrant with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Capital Solutions I, Inc., 6915 Red Road, Suite #222, Coral Gables, Florida 33143. Registrant's telephone number is (305) 666-6565.

Registrant is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by Registrant under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549 or at the Commission's website at sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Registrant. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of Registrant since the date hereof.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be separately sent or given to the eligible participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed. The registrant's latest annual report was filed on Form 10K-SB on September 14, 2004 for fiscal year ended May 31, 2004.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant's quarterly reports filed on Form 10Q-SB on April 20, 2005 for the quarter ended February 28, 2005, on January 19, 2005 for the quarter ended November 30, 2004, and on October 15, 2004 for the quarter ended August 31, 2004.

         (c) The description of the securities contained in the registrant's periodic reports filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

         a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

         Exhibit No.             Title
         -----------             -----

         4.1               2005 Equity Incentive Plan

         5.1               Legal opinion of Legal & Compliance, LLC

         23.1              Consent of Legal & Compliance, LLC

         23.2              Consent of Auditor Bagell Josephs & Co.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undertaking concerning indemnification is set forth under the response to
Item 6.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated below, on October 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the State of Florida, on April 28, 2005.

                            CAPITAL SOLUTIONS I, INC.

                            /s/ CHRISTOPHER ASTROM
                            ----------------------
                            Christopher Astrom, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                           Title                            Date
                                     -----                            ----

/s/ Christopher Astrom               CEO                         April 28, 2005
---------------------
Christopher Astrom

/s/ Richard Astrom                   Director                    April 28, 2005
---------------------
Richard Astrom

INDEX TO EXHIBITS

Exhibit No.  Title
-----------  -------------------------------------------------

4.1          2004 Equity Incentive Plan

5.1          Legal opinion of Legal & Compliance, LLC

23.1         Consent of Legal & Compliance, LLC

23.2         Consent of Auditor Bagell Josephs & Co.















































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